Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary Name	State of Formation	Doing Business As	Line of Business	Number of Omitted Subsidiaries
AZ-Havasu Golden Valley, LLC	AZ
AZ-Havasu Kingman, LLC	AZ
BR North 223, LLC	AZ
Buena Yuma, LLC	AZ
Heber 20, LLC	CA
IMH Disbursements, LLC	AZ
IMH Holdings, LLC	AZ
IMH Holdings 2, LLC	DE
IMH LR Clubhouse, LLC	AZ	Laughlin Ranch Clubhouse	Golf Course and Clubhouse	2
IMH Management Services, LLC	AZ
IMH NM LLC	DE
IMH Special Asset NT 107, LLC	DE
IMH Special Asset NT 118, LLC	AZ
IMH Special Asset NT 132, LLC	AZ
IMH Special Asset NT 139, LLC	DE
IMH Special Asset NT 161, LLC	AZ
IMH Special Asset NT 168, LLC	AZ
IMH Special Asset NT 175-AVN, LLC	AZ
IMH Special Asset NT 175-IGH, LLC	AZ
IMH Special Asset NT 176, LLC	AZ
IMH Special Asset NT 178, LLC	AZ
IMH Special Asset NT 184, LLC	AZ
IMH Special Asset NT 203, LLC	AZ
IMH Special Asset NT 222, LLC	AZ
IMH Special Asset NT 228, LLC	AZ
IMH Special Asset NT 235, LLC	AZ
IMH Special Asset NT 246, LLC	AZ
L'Auberge Newco, LLC	DE	L’Auberge de Sedona
May, LLC	AZ
Motor City, LLC	DE
Orchards Newco, LLC	DE	The Orchards Inn
Porterville 179, LLC	AZ
Stockholder, LLC	AZ
Apollo MC, LLC	AZ		Real Estate Holdings	12
Cane Cholla, LLC	DE		Real Estate Holdings	12
MRH Holdings, LLC	DE		Real Estate Holdings	30
Lakeside DV, LLC	DE
Lakeside DV Holdings, LLC	DE
Lakeside DVH Manager, LLC	DE
IMHJR, LLC	DE
IMHAPBK, LLC	DE
L'Auberge IP Holdings, LLC	DE
MRH Lending, LLC	DE